Exhibit 10.9

NON-QUALIFIED STOCK OPTION AGREEMENT

OPTION AGREEMENT (the “Award Agreement”), effective as of November 30, 2007, between HUGHES TELEMATICS, INC., a Delaware corporation (the “Company”), and Andrew Africk (the “Optionee”).

W I T N E S S E T H:

WHEREAS, the Company, acting through its Board of Directors (the “Board”) has granted to the Optionee, effective as of the date of this Award Agreement, an option to purchase shares of common stock, par value $.01, of the Company (the “Common Stock”) on the terms and subject to the conditions set forth in this Award Agreement;

NOW, THEREFORE, in consideration of the premises and of the mutual agreements contained in this Award Agreement, the parties hereto agree as follows:

SECTION 1. Definitions. Capitalized terms not defined herein shall have the meaning ascribed to such terms in the Company’s 2006 Stock Incentive Plan (the “Plan”). Options granted pursuant to this Award Agreement are subject in all respects to the terms of the Plan. In the case of a conflict between the terms of the Plan and the terms of this Award Agreement, the terms of the Plan shall govern.

SECTION 2. Option; Exercise Price. On the terms and subject to the conditions of this Award Agreement, the Optionee shall have the option (the “Option”) to purchase up to 1,000 shares (the “Option Shares”) of Common Stock at the price of $150 per Option Share (the “Exercise Price”).

SECTION 3. Term. The term of the option (the “Option Term”) shall commence on the date hereof and expire on the tenth anniversary of the date hereof, unless the Option shall theretofore have been terminated in accordance with the terms of this Award Agreement.

SECTION 4. Time of Exercise.

(a) Time Vesting. Unless accelerated as otherwise provided in Section 6 of this Award Agreement or pursuant to a provision of the Plan, the Option shall become exercisable as to 250 Option Shares (one-quarter of the Option Shares) on November 30, 2008, 250 Option Shares (another one-quarter of the Option Shares) on November 30, 2009, and 250 Option Shares (another one-quarter of the Option Shares) on November 30, 2010 provided that the Optionee is employed on the relevant vesting dates.

(b) Performance Vesting. Unless accelerated as otherwise provided in Section 6 of this Award Agreement or pursuant to a provision of the Plan, the Option shall become exercisable as to 250 Option Shares (one-quarter of the Option Shares) upon the execution of a material agreement with an automotive original equipment manufacturer (“OEM”) other than the Chrysler Corporation or Mercedes Benz USA or their affiliates, pursuant to which the Company will supply such OEM with telematics equipment and services for a significant number of the OEM’s vehicles on a factory installed basis for the OEM’s customers. To the extent not vested by the fourth anniversary of this Agreement, such unvested portion of the Performance Vesting Option Shares shall expire at such time.

SECTION 5. Procedure for Exercise.

(a) The Option may be exercised with respect to that portion of the Option which is exercisable at any particular time (the “Vested Shares”), from time to time, in whole or in part (but for the purchase of whole shares only), by delivery of a written notice (the “Exercise Notice”) from the Optionee to the Company, which Exercise Notice shall:

(i) state that the Optionee elects to exercise the Option;

(ii) state the number of Vested Shares with respect to which the Optionee is exercising the Option;

(iii) in the event that the Option shall be exercised by the representative of the Optionee’s estate, include appropriate proof of the right of such Person to exercise the Option;

(iv) state the date upon which the Optionee desires to consummate the purchase of such Vested Shares (which date must be prior to the termination of the Option); and

(v) comply with such further provisions as the Company may reasonably require.

(b) Payment of the Exercise Price for the Vested Shares to be purchased on the exercise of the Option shall be made by (i) certified or bank cashier’s check payable to the order of the Company, or if determined by the Administrator at the time of exercise, in its sole discretion, in (ii) the form of Shares already owned by the Optionee which have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Shares as to which such Option shall be exercised, or (iii) authorization for the Company to withhold a number of shares otherwise payable pursuant to the exercise of an Option having a Fair Market Value less than or equal to the aggregate Exercise Price, or (iv) any other form of consideration approved by the Administrator and permitted by applicable law or (v) any combination of the foregoing.

(c) As a condition of delivery of the Vested Shares, the Company shall have the right to require the Optionee to remit to the Company in cash an amount sufficient to satisfy any federal, state and local withholding tax requirements related thereto. The Company in its sole discretion may permit the Optionee to satisfy the foregoing requirement by electing to have the Company withhold from delivery Shares or by delivering already owned unrestricted Shares, in each case, having a value equal to the minimum amount of tax required to be withheld. Such shares shall be valued at their Fair Market Value on the date as of which the amount of tax to be withheld is determined.

SECTION 6. Acceleration Upon Change in Control. Upon the occurrence of a Change in Control, unless the outstanding Options are assumed by the successor to the Company, the Administrator shall in its sole discretion determine equitable treatment of the outstanding Options.

SECTION 7. No Rights as a Stockholder. The Optionee shall not have any rights or privileges of a stockholder with respect to any Shares unless and until certificates representing such Shares shall be issued by the Company to such Optionee.

SECTION 8. Additional Provisions Related to Exercise. In the event of the exercise of the Option at a time when there is not in effect a registration statement under the Securities Act of 1933, relating to the Shares, the Optionee hereby represents and warrants, and by virtue of such exercise shall be deemed to represent and warrant to the Company that the Option Shares are being acquired for investment only and not with a view to the distribution thereof, and the Optionee shall provide the Company with such further representations and warranties as the Board may reasonably require in order to ensure compliance with applicable federal and state securities, “blue sky” and other laws. No Shares shall be purchased upon the exercise of the Option unless and until the Company and/or the Optionee shall have complied with all applicable federal or state registration, listing and/or qualification requirements and all other requirements of law or of any regulatory agencies having jurisdiction.

SECTION 9. Notices. All notices, claims, certificates, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given and delivered if personally delivered or if sent by nationally recognized overnight courier, by telecopy or by registered or certified mail, return receipt requested and postage prepaid, addressed as follows:

(a) if to the Company, to it at:

41 Perimeter Center East, Suite 400

Atlanta, Georgia 30346

Attn: General Counsel

Facsimile: 770-391-6429

(b) if to the Optionee, to him at such Optionee’s address as most recently supplied to the Company and set forth in the Company’s records or to such other address as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith. Any such notice or communication shall be deemed to have been received (i) in the case of personal delivery, on the date of such delivery (or if such date is not a business day, on the next business day after the date sent), (ii) in the case of nationally-recognized overnight courier, on the next business day after the date sent, (iii) in the case of telecopy transmission, when received (or if not sent on a business day, on the next business day after the date sent), and (iv) in the case of mailing, on the third business day following the date on which the piece of mail containing such communication is posted.

SECTION 10. Amendment. This Award Agreement may not be amended, terminated, suspended or otherwise modified except in a written instrument, duly executed by both parties.

SECTION 11. Entire Agreement. This Award Agreement (and the other writings incorporated by reference herein including the Plan) constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all prior written or oral negotiations, commitments, representations and agreements with respect thereto.

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IN WITNESS WHEREOF, the parties hereto have executed this Award Agreement as of the date first written above.

HUGHES TELEMATICS, INC.

By:	/s/ Jeffrey Leddy
	Name:	Jeffrey Leddy
	Title:	Chief Executive Officer

OPTIONEE

By:	/s/ Andrew Africk
	Name:	Andrew Africk